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                                                                    EXHIBIT 23.5

                    [WILLIAM BLAIR & COMPANY(R) LETTERHEAD]

                   CONSENT OF WILLIAM BLAIR & COMPANY, L.L.C.

January 11, 2002

Board of Directors
The J.M. Smucker Company
Strawberry Lane
Orrville, Ohio 44667

Dear Ladies and Gentlemen:

We hereby consent to the inclusion in the Registration Statement on Form S-4 including any amendments thereto, relating to the proposed merger of The Procter & Gamble Ohio Brands Company with and into The J.M. Smucker Company, of our opinion letter appearing as Annex D to the Proxy Statement-Prospectus which is a part of the Registration Statement, and to the references thereto under the captions "SUMMARY -- Fairness Opinion of William Blair & Company, L.L.C.," "THE MERGER -- Background of the Merger," "THE MERGER -- Reasons for the Merger; Recommendation of the Smucker Board" and "THE MERGER -- Opinion of Smucker's Financial Advisor." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ WILLIAM BLAIR & COMPANY

                                          WILLIAM BLAIR & COMPANY, L.L.C.